     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 23, 1997
                                                             FILE NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                                MGM GRAND, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                           88-0215232
           (STATE OR OTHER JURISDICTION             (I.R.S. EMPLOYER
        OF INCORPORATION OR ORGANIZATION)          IDENTIFICATION NO.)


     ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE

                        3799 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109
                                (702) 891-3333
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                ---------------
                                SCOTT LANGSNER
                                MGM GRAND, INC.
                        3799 LAS VEGAS BOULEVARD SOUTH
                            LAS VEGAS, NEVADA 89109
                                (702) 891-3333
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:

              JANET S. MCCLOUD, ESQ.             JONATHAN K. LAYNE, ESQ.
            CHRISTENSEN, MILLER, FINK,         GIBSON, DUNN & CRUTCHER LLP
       JACOBS, GLASER, WEIL & SHAPIRO, LLP         333 S. GRAND AVENUE
      2121 AVENUE OF THE STARS, 18TH FLOOR    LOS ANGELES, CALIFORNIA 90071
         LOS ANGELES, CALIFORNIA 90067

                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                                ---------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                PROPOSED
                                               PROPOSED         MAXIMUM
 TITLE OF EACH CLASS OF        AMOUNT          MAXIMUM         AGGREGATE
    SECURITIES TO BE           TO BE        OFFERING PRICE      OFFERING        AMOUNT OF
     REGISTERED(1)         REGISTERED(1)       PER UNIT         PRICE(1)     REGISTRATION FEE
---------------------------------------------------------------------------------------------
Debt Securities, Common
 Stock, $0.01 par value.        (2)              (2)          $600,000,000     $181,818(3)
Guarantees of
 Subsidiaries...........        N/A              N/A              N/A             N/A(4)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) In no event will the aggregate maximum offering price of all securities to be registered pursuant to this Registration Statement exceed $600,000,000.
(2) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act.
(3) Calculated pursuant to Rule 457(o) of the Securities Act.
(4) No separate fee is payable pursuant to Rule 457(n).
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             ADDITIONAL REGISTRANTS

      (EXACT NAME OF       (STATE OR OTHER JURISDICTION OF    (I.R.S. EMPLOYER
 REGISTRANT AS SPECIFIED   INCORPORATION OR ORGANIZATION)  IDENTIFICATION NUMBER)
     IN ITS CHARTER)
 MGM GRAND HOTEL, INC.                 Nevada                    88-0108587
 MGM GRAND MOVIEWORLD,
  INC.                                 Nevada                    88-0260416
 GRAND LAUNDRY, INC.                   Nevada                    88-0298834
 MGM GRAND MONORAIL, INC.              Nevada                    88-0303364
 MGM DIST., INC.                       Nevada                    88-0230514
 DESTRON, INC.                         Nevada                    88-0234293
 DESTRON MARKETING, INC.               Nevada                    88-0330790
 MGM GRAND MERCHANDISING,
  INC.                                 Nevada                    88-0339740
 MGMG TRADING CO.                      Nevada                    88-0373099
 MGM GRAND ATLANTIC CITY,
  INC.                               New Jersey                  88-0354792
 FCR BOARDWALK, INC.                 New Jersey                  22-3446263
 DANICA, INC.                        New Jersey                  93-1220653
 MGM GRAND DEVELOPMENT,
  INC.                                 Nevada                    88-0368826
 MGM GRAND DETROIT, INC.              Delaware                   91-1829051

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JULY 23, 1997

PROSPECTUS

                                  $600,000,000

                                MGM GRAND, INC.
                        DEBT SECURITIES AND COMMON STOCK

                                  -----------

  MGM Grand, Inc., a Delaware corporation ("MGM Grand" or the "Company"), may offer from time to time (i) one or more series of its debt securities, consisting of debentures, notes, bonds or other evidences of indebtedness (the "Debt Securities"), and (ii) shares of the Company's Common Stock, par value $0.01 (the "Common Stock"). In addition, up to 618,557 shares of Common Stock may be offered and sold from time to time by a stockholder of the Company (the "Selling Stockholder"). See "Selling Stockholder" and "Plan of Distribution." The Debt Securities and shares of Common Stock offered by the Company and the Selling Stockholder herein (collectively, the "Offered Securities") may be offered, separately or together, in separate series, in amounts, at prices and on terms to be determined at the time of the offering and to be set forth in one or more supplements to this Prospectus (each a "Prospectus Supplement").

  The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: in the case of Common Stock, the aggregate number of shares offered, the offering price and the terms of the offering and sale thereof; and in the case of Debt Securities, the specific title, series, aggregate principal amount, maturity, interest rate (or manner of calculation thereof) and time of payment of interest, form (which may be certificated or global), authorized denominations, terms for redemption at the option of the Company or repayment at the option of the holder, terms for sinking fund payments, guarantees by subsidiaries of the Company, covenants and the initial public offering price.

  The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

                                  -----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

NONE OF  THE NEVADA GAMING COMMISSION,  THE NEVADA STATE GAMING  CONTROL BOARD,
 THE NEW JERSEY CASINO CONTROL COMMISSION NOR ANY OTHER GAMING AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE INVESTMENT
  MERITS OF THE SECURITIES OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY
   IS UNLAWFUL.

                                  -----------

 THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED UPON OR ENDORSED
       THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS
                                   UNLAWFUL.

                                  -----------

  The Company and the Selling Stockholder may sell all or a portion of any offering of its Offered Securities directly, through agents designated from time to time, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such Offered Securities.

                                  -----------

                  The date of this Prospectus is       , 1997

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT SHALL CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE OFFERED SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT OR IN THE AFFAIRS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES SINCE THE RESPECTIVE DATES OF THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at its Chicago Regional Office at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at its New York Regional Office at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained upon written request from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The Company's Common Stock is listed on the New York Stock Exchange. Copies of such reports, proxy statements and other information can also be inspected and copied at the offices of the New York Stock Exchange, Inc., at 20 Broad Street, New York, New York 10005.

  This Prospectus constitutes part of a Registration Statement on Form S-3 (including all amendments and exhibits, the "Registration Statement") filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and the exhibits thereto for further information with respect to the Company. Any statements contained herein concerning the provisions of any contract, agreement or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. For further information, reference is made to the Registration Statement, including exhibits and schedules thereto. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents, which have been filed by the Company with the Commission, are incorporated herein and specifically made a part hereof by this reference: (i) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (ii) the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997; (iii) the Company's Proxy Statement dated March 28, 1997; and (iv) the description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A dated April 20, 1988. In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities made hereby shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the respective dates of filing of such documents with the Commission. Any statement contained herein or in any Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any Prospectus Supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents that are incorporated herein by reference, other than exhibits to such documents not specifically incorporated by reference therein. Such requests should be addressed to Secretary/Treasurer, MGM Grand, Inc., P.O. Box 98655, Las Vegas, Nevada 89193, telephone (702) 891-3333.

                               ----------------

                                  THE COMPANY

  MGM Grand is an entertainment, hotel and gaming company headquartered in Las Vegas, Nevada. Through subsidiaries, the Company owns and operates the MGM Grand Hotel/Casino in Las Vegas ("MGM Grand Las Vegas") and the MGM Grand Hotel/Casino in Darwin, Australia ("MGM Grand Australia"). The Company also owns a 50% interest in, and is a joint operator of, the New York-New York Hotel/Casino in Las Vegas ("New York-New York") and intends to construct and operate a destination resort hotel/casino, entertainment and retail facility in Atlantic City, New Jersey. In addition, the Company is actively pursuing hotel/gaming business opportunities in Detroit, Michigan and in South Africa.

  The Company was incorporated in the State of Delaware in January 1986. The executive offices of the Company are located at 3799 Las Vegas Boulevard South, Las Vegas, Nevada 89109. The Company's mailing address is P.O. Box 98655, Las Vegas, Nevada 89193, and its telephone number is (702) 891-3333.

                                CREDIT FACILITY

  In May 1997, the Company redeemed $473 million aggregate principal amount of secured debt obligations of one of its wholly owned subsidiaries MGM Grand Hotel Finance Corp.

  On July 23, 1997, the Company amended, restated and extended its bank credit facility to provide for a $1.25 billion senior revolving credit facility (the "Facility"). The following summary of certain provisions of the Facility, which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, is qualified in its entirety by reference to all of the provisions of the Facility. Capitalized terms used herein and not otherwise defined in this Prospectus have the meanings ascribed to them in the Facility.

  The Facility will be available: (i) to finance capital improvements at MGM Grand Las Vegas in accordance with the Company's master plan with respect to that property (up to $850 million); (ii) to fund development costs for MGM Grand Atlantic City and the proposed project in Detroit, Michigan (up to $1.0 billion and up to $750 million, respectively); and (iii) for general corporate purposes, including repurchases of the Company's Common Stock, investments in qualified investments and other capital expenditures (up to $750 million). Availability under the Facility will decline in quarterly increments of the greater of $62.5 million or 5% of the commitment amount under the Facility, commencing on December 31, 2001, with the balance due on December 31, 2002. The Company may request one-year extensions, subject to the consent of the Lenders, which would have the effect of deferring scheduled reductions in availability.

  Interest on outstanding balances and commitment fees on unutilized availabilities under the Facility will be determined pursuant to a formula based either on the Company's Leverage Ratio (the ratio of Total Debt to Annualized Cash Flow) or the Facility Rating (the rating then applicable to the Facility whether senior secured or senior unsecured), and in the case of interest rates, pursuant to the Eurodollar or base rate prevailing from time to time. Total Debt is defined under the Facility as the average of the principal amount of the Company's funded debt outstanding on the last day of each of the three calendar months in the fiscal quarter being measured, excluding Indebtedness of New York-New York, except to the extent the Company is required pursuant to generally accepted accounting principles to reflect such Indebtedness in its balance sheet. Annualized Cash Flow is defined as the aggregate (without duplication) for the prior four fiscal quarters of the Company's EBITDA, increased by pre-opening expenses and EBITDA of New York-New York to the extent distributable in cash to the Company and its Subsidiaries whether or not distributed. As the Company's Leverage Ratio declines, the interest rate and commitment fees will also decline. The Company will also pay certain underwriting and agency fees in connection with the Facility.

  The Facility is unconditionally guaranteed by each of the Company's subsidiaries (other than New York-New York, LLC, MGM Grand-Bally's Monorail Limited Liability Company and MGM Grand Australia, Inc.

and the Company's non-U.S. subsidiaries and their U.S. holding companies, provided such holding companies have no other assets or operations) and will initially be secured by, among other things, substantially all of the assets of the Company (including the stock of MGM Grand Hotel, Inc. and MGM Grand Atlantic City, Inc., but not the Company's interest in New York-New York or MGM Grand Australia and its subsidiaries). The Facility can become unsecured, at the Company's option, if the unsecured facility receives investment grade ratings from both Moody's and Standard & Poor's.

  The Facility contains certain financial and operating covenants customary for such facilities, including limitations on additional debt, dividends, mergers and asset sales and Capital Expenditures. It also restricts acquisitions and similar transactions. As of July 23, 1997, approximately $8 million was outstanding under the Facility.


                                USE OF PROCEEDS

  Unless otherwise specified in the Prospectus Supplement which accompanies this Prospectus, the net proceeds from the sale of the Offered Securities by the Company will be used for general corporate purposes, which may include financing the development and construction of new facilities, additions to working capital, reductions of indebtedness of the Company and its subsidiaries, financing of capital expenditures, potential acquisitions and the repurchase by the Company of its Common Stock. Funds not immediately required for such purposes may be invested in short-term investment grade securities. The proceeds from the sale of any Common Stock by the Selling Stockholder will reduce the amount of Offered Securities available for sale by the Company hereunder. A substantial portion of the proceeds from the sale of any Common Stock by the Selling Stockholder will be used to satisfy certain obligations to the Company. See "Selling Stockholder."

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated:

                                                                   THREE MONTHS
                                         YEAR ENDED DECEMBER 31,      ENDED
                                        --------------------------  MARCH 31,
                                        1992 1993   1994 1995 1996     1997
                                        ---- -----  ---- ---- ---- ------------
Ratio of Earnings to Fixed
 Charges(1)(2)......................... 0.31 (0.54) 2.19 1.65 2.78    10.39

--------
(1) For purposes of computing the foregoing ratios: (i)"Earnings" consist of income from continuing operations before income taxes and fixed charges, adjusted to exclude capitalized interest, and (ii) "Fixed Charges" consist of interest, whether expensed or capitalized, amortization of debt discount and issuance costs, the Company's proportionate share of the interest cost of 50%-owned joint ventures (such as the limited liability company which owns New York-New York) and the estimated interest component of rental expense.

(2) For the years ended December 31, 1992 and 1993, earnings were inadequate to cover fixed charges by coverage deficiencies of $26,151,000 and $91,771,000, respectively.

                        DESCRIPTION OF DEBT SECURITIES

  The following description of the terms of the Debt Securities sets forth certain general terms and provisions of each indenture pursuant to which the Debt Securities may be issued and to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may not apply thereto will be described in the Prospectus Supplement relating to such Debt Securities.

  The Debt Securities offered hereby will be issued under one or more indentures, each dated as of a date on or before the issuance of the Debt Securities to which it relates and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. Each such indenture (the "Indenture") will be entered into between the Company, as obligor, and a trustee chosen by the Company (the "Trustee") and qualified to act as such under the Trust Indenture Act of 1939, as amended (the "TIA"), and any subsidiaries which will guarantee the Company's obligations under the Indenture. The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the Indenture, including the definitions therein of certain terms which are not otherwise defined in this Prospectus. The terms of the Indenture are also governed by certain provisions contained in the TIA. Certain capitalized terms used below but not defined herein have the meanings ascribed to them in the Indenture.

GENERAL

  The Debt Securities will be direct obligations of the Company, which may be secured or unsecured, and which may be subordinated indebtedness of the Company or pari passu with the Facility. The Facility provides that unsecured subordinated Debt Securities may be issued pursuant to the Indenture without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a Board Resolution or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

  The Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustees with respect to different series of Debt Securities, each such trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee thereunder, and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

  Reference is made to the Prospectus Supplement for the following terms of each series of the Debt Securities in respect of which this Prospectus is being delivered:

    (i) the designation, aggregate principal amount and authorized denominations of the series;

    (ii) the issue price as a percentage of the principal amount at which the series will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity or upon redemption thereof and the rate or rates at which original issue discount ("OID") will accrue;

    (iii)  the date or dates on which the series will mature;

    (iv) the rate or rates per annum, if any, at which the series will bear interest;

    (v) the times from which any interest will accrue, be payable and the record dates pertaining thereto;

    (vi) the place or places where the principal and interest, if any, on the series will be payable;

    (vii) any redemption or other special terms;

    (viii) the Events of Default and covenants relating to the Debt Securities which are in addition to, modify or delete those described herein;

    (ix) whether the Debt Securities will be issued in certificated or book-entry form, and the denominations thereof;

    (x) if applicable, the terms of any right to convert Debt Securities into shares of Common Stock of the Company or other securities or property;

    (xi) provisions, if any, for the defeasance or discharge of certain of the Company's obligations with respect to such Debt Securities, which provisions may be in addition to, in substitution for, or in modification of (or any combination of the foregoing), the provisions of the Indenture;

    (xii) the manner in which the amounts of payment of principal of, premium, if any, or interest on such Debt Securities will be determined, if such amounts may be determined by reference to an index based on a currency or currencies other than that in which such Debt Securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

    (xiii) a discussion of any material and/or special United States federal income tax considerations applicable to such Debt Securities;

    (xiv) any depositaries, trustees, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the Debt Securities other than those originally appointed;

    (xv) whether such Debt Securities will be issued in the form of one or more global securities and whether such global securities are to be issuable in a temporary global form or permanent global form;


    (xvi) the terms, if any, on which such Debt Securities will be subordinate to other debt of the Company;

    (xvii) any listing or intended listing of the Debt Securities on a securities exchange;

    (xviii) the provisions, if any, relating to any security provided for such Debt Securities or any guarantee thereof;

    (xix) the provisions, if any, relating to any guarantees of the Debt Securities; and

    (xx) any other terms of such Debt Securities, which other terms will not be inconsistent with the provisions of the Indenture.

  The Debt Securities may be sold at a discount below their principal amount. Even if the Debt Securities are not issued at a discount below their principal amount, such securities may, for United States federal income tax purposes, be deemed to have been issued with OID because of certain interest payment or other characteristics. Special United States federal income tax considerations applicable to Debt Securities issued with OID will be described in more detail in any applicable Prospectus Supplement. In addition, special United States federal tax considerations or other restrictions or terms applicable to any Debt Securities offered exclusively to foreigners or denominated in a currency other than United States dollars will be set forth in a Prospectus Supplement relating thereto.

MERGER, CONSOLIDATION OR SALE OF ASSETS

  The Indenture provides that the Company may not consolidate or merge with or into, or sell, assign, convey, transfer or lease its properties and assets substantially in their entirety (computed on a consolidated basis) to, another corporation, person or entity unless (i) either (a) in the case of a merger or consolidation, the Company is the surviving person or (b) the successor or transferee is a corporation organized under the laws of the United

States, any State thereof or the District of Columbia and expressly assumes, by supplemental indenture, all of the obligations of the Company under the Debt Securities and the Indenture, and (ii) immediately after such transaction no Default or Event of Default shall exist.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless specified in the Prospectus Supplement, the Debt Securities of any series shall be issuable only as Debt Securities in denominations of $1,000, and any integral multiple thereof, and shall be payable only in U.S. dollars. The Indenture also provides that Debt Securities of a series may be issuable in global form. See "Global Securities."

  Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall deliver, in the name of the designated transferee, one or more new Debt Securities of the same series of like aggregate principal amount of such denominations as are authorized for Debt Securities of such series and of a like Stated Maturity and with like terms and conditions. No service charge will be made for any transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

  The Company shall not be required (i) to register, transfer or exchange Debt Securities of any series during a period beginning with the opening of business 15 days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption, and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

EVENTS OF DEFAULT

  Events of Default defined in the Indenture with respect to Debt Securities of any series are: (a) default in the payment of any interest upon any Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; (b) default in the payment of principal of or premium, if any, on any Debt Security of that series when due; (c), if applicable, default in the deposit of any sinking fund payment, when and as due in respect of any Debt Security of that series; (d) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty that has been included in the Indenture solely for the benefit of a series of Debt Securities other than that series), which default continues uncured for a period of 60 days after written notice to the Company by the applicable Trustee or to the Company and the applicable Trustee by the holders of at least 25% in principal amount of the outstanding Debt Securities of that series as provided in the Indenture; and (e) certain events of bankruptcy, insolvency or reorganization in respect of the Company. The Prospectus Supplement may provide for any other Event of Default with respect to Debt Securities of that particular series.

  If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may, by a notice in writing to the Company (and to the applicable Trustee if given by the holders), declare to be due and payable immediately the principal (or if the Debt Securities of that series are Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and premium, if any, of all Debt Securities of that series. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, subject to the Company having paid or deposited with such Trustee a sum sufficient to pay overdue interest and principal which has become due other than by acceleration and certain other conditions, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal and premium, if any, with respect to Debt Securities of that series, have been cured or waived as provided in the Indenture. For information as to waiver of defaults see the discussion set forth below under "--Modification and Waiver." Reference is made to the Prospectus Supplement relating to any series of Debt Securities that are Discount Securities for the particular provisions relating to acceleration of a portion of the principal amount of such Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of outstanding Debt Securities, unless the Trustee receives indemnity satisfactory to it against any loss, liability or expense. Subject to certain rights of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series.

  No holder of any Debt Security of any series will have any right to institute any proceeding, judicial or otherwise with respect to the Indenture or for the appointment of a receiver or trustee, or for any remedy under the Indenture, unless such holder shall have previously given to the applicable Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and the holders of at least 25% in principal amount of the outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to such Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Notwithstanding the foregoing, the holder of any Debt Security will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment.

  The Indenture requires the Company, within 120 days after the end of each fiscal year, to furnish to the Trustee a statement as to compliance with the Indenture. The Indenture provides that the Trustee with respect to any series of Debt Securities may withhold notice to the holders of Debt Securities of such series of any Default or Event of Default (except a default in payment on any Debt Securities of such series) with respect to Debt Securities of such series if and so long as a committee of its Trust Officers, in good faith, determines that withholding such notice is in the interest of the holders of Debt Securities of such series.

MODIFICATION AND WAIVER

  Without prior notice to or consent of any holder of any series of Debt Securities, the Company and the applicable Trustee, at any time and from time to time, may modify the Indenture for any of the following purposes: (i) to evidence the succession of another corporation to the rights of the Company and the assumption by such successor of the covenants and obligations of the Company in the Indenture and in such series of Debt Securities in accordance with the terms of the Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of such series of Debt Securities (and if such covenants are to be for the benefit of less than all such series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power conferred in the Indenture upon the Company; (iii) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series, stating that such Events of Default are expressly being included solely to be applicable to such series); (iv) to add to, change or eliminate any of the provisions of the Indenture, provided that any such addition, change or elimination will become effective only when there is no outstanding Debt Security issued thereunder which is entitled to the benefit of such provision and as to which such modification would apply; (v) to secure such series of Debt Securities or to provide that any of the Company's obligations under such series of Debt Securities or the Indenture shall be guaranteed and the terms and conditions for the release or substitution of such security or guarantee; (vi) to supplement any of the provisions of the Indenture to such extent as is necessary to permit or facilitate the defeasance and discharge of such series of Debt Securities, provided that any such action will not adversely affect the interests of the holders of Debt Securities of such series or any other series of Debt Securities issued under the Indenture in any material respect;
(vii) to establish the form or terms of Debt Securities as permitted by the Indenture; (viii) to evidence and provide for the acceptance of appointment thereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of the Indenture as is necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee; (ix) to comply with the requirements of the Commission in connection with qualification of the Indenture under the TIA; or (x) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, to eliminate any conflict between the terms of the Indenture and the Debt Securities issued thereunder and the TIA or to make any other provisions with respect to matters or questions arising under the Indenture which will not be inconsistent with any provision of the Indenture; provided such other provisions shall not adversely affect the interests of the holders of outstanding Debt Securities, if any, of any series created thereunder prior to such modification in any material respect.

  With the written consent of the holders of not less than a majority in principal amount of the outstanding Debt Securities of each series affected by such modification voting separately, the Company and the applicable Trustee may modify the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders of Debt Securities of such series, if any, under the Indenture; provided, however, that such modifications may not, without the consent of the holder of each outstanding Debt Security of each series affected thereby: (i) change the Stated Maturity of any Debt Security or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the Stated Maturity of, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof or impair the right to institute suit for the enforcement of any such payment on or after the due date thereof (including, in the case of redemption, on or after the Redemption
Date), or alter any redemption provisions in a manner adverse to the holders of such series of Debt Securities; (ii) reduce the percentage in principal amount of the outstanding Debt Securities of such series, the consent of whose holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture; (iii) if applicable, adversely affect the right of such holder to convert any Debt Security; (iv) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby; or (v) modify any provision described in the applicable Prospectus Supplement as requiring the consent of each affected holder of Debt Securities.

  A modification which changes or eliminates any covenant or other provision of the Indenture with respect to one or more particular series of Debt Securities, or which modifies the rights of the holders of Debt Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the holders of Debt Securities of any other series.

  The Indenture provides that the holders of not less than a majority in aggregate principal amount of the then outstanding Debt Securities of any series, by notice to the relevant Trustee, may on behalf of the holders of the Debt Securities of such series waive any default and its consequences under the Indenture, except (1) a continuing default in the payment of interest on, premium, if any, or the principal of, any such Debt Security held by a nonconsenting holder or (2) a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the holder of each outstanding Debt Security of each series affected.

DEFEASANCE OF DEBT SECURITIES OR CERTAIN COVENANTS IN CERTAIN CIRCUMSTANCES

 Defeasance and Discharge. The Indenture provides that the Company may be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to pay additional amounts, if any, upon the occurrence of certain tax, assessment or governmental charge events with respect to payments on such Debt Securities, to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and to hold money for payment in trust) upon the irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount, as certified by an Officers' Certificate, sufficient to pay and discharge each installment of principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the dates such payments are due. Such discharge may occur only if, among other things, the Company shall have delivered to the Trustee an opinion of counsel or a ruling from the United States Internal Revenue Service (an "IRS Ruling"), in either case to the effect that holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit, defeasance and discharge.

 Defeasance of Certain Covenants. Upon compliance with certain conditions, the Company may omit to comply with certain restrictive covenants contained in the Indenture (or, if provided for in the applicable Prospectus Supplement, any other restrictive covenant relating to any series of Debt Securities provided for in a Board Resolution or supplemental indenture which by its terms may be defeased pursuant to the terms of such series of Debt Securities) and any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to any Debt Securities. The conditions include, among others: the deposit with the Trustee of money and/or U.S. government obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount, as certified by an Officers' Certificate, sufficient to pay principal, premium, if any, and interest on and any mandatory sinking fund payments in respect of the Debt Securities of such series on the dates such payments are due; and the delivery to the Trustee of an opinion of counsel or an IRS Ruling to the effect that the holders of the Debt Securities of such series will not recognize income, gain or loss for United States federal income tax purposes as a result of such deposit and related covenant defeasance.

LIMITED LIABILITY OF CERTAIN PERSONS

  The Indenture provides that no stockholder, incorporator, employee, officer or director, as such, past, present or future of the Company or any successor corporation or any of the Company's Affiliates shall have any personal liability in respect of the obligations of the Company under the Indenture or the Debt Securities by reason of his, her or its status as such stockholder, incorporator, employee, officer or director.

MANDATORY DISPOSITION PURSUANT TO GAMING LAWS

  The Indenture provides that each holder and beneficial owner, by accepting any of the Debt Securities subject thereto, shall be deemed to have agreed that if the gaming authority of any jurisdiction of which the Company or any of its subsidiaries conducts or proposes to conduct gaming requires that a person who is a holder or the beneficial owner of the Debt Securities must be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, the Company shall have the right, at its option, (i) to require such person to dispose of its Debt Securities or beneficial interest therein within 30 days of receipt of notice of the Company's election or such earlier date as may be requested or prescribed by such gaming authority or (ii) to redeem such Debt Securities at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the earlier of the redemption date or the date of the finding of unsuitability, which may be less than 30 days following the notice of redemption if so requested or prescribed by the applicable gaming authority or such lesser amount as may be required by applicable law or by order of any gaming authority. The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The Company shall not be responsible for any costs or expenses any such holder may incur in connection with its application for a license, qualification or a finding of suitability.

CONVERSION RIGHTS

  The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock or other securities or property will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities.

GUARANTEE

  The Indenture provides that one or more subsidiaries of the Company (each a "Guarantor") may guaranty the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Company under the Debt Securities of any series and the Indenture (a "Guarantee"). The liability of any Guarantor under a Guarantee is independent of and not in consideration of or contingent upon the liability of the Company or any other party obligated under the Debt Securities or the Indenture, and a separate action or actions may be brought or prosecuted against the Company or any other party obligated under the Debt Securities or the Indenture whether or not the Company or any other party obligated under the Debt Securities or the Indenture is joined in any such action or actions. Such Guarantee, however, will be limited to an amount not to exceed the maximum amount that can be guaranteed by such Guarantor without rendering the Guarantee, as it relates to such Guarantor, voidable under Section 548 of the Federal Bankruptcy Code or any applicable provision of comparable state law.

  The Guarantee of any Guarantor is a continuing guaranty and will remain in full force and effect until payment in full of all of the guaranteed obligations.

PAYMENT AND PAYING AGENTS

  The Company covenants and agrees for the benefit of each series of Debt Securities that it will duly and punctually pay the principal of, premium, if any, and interest on the Debt Securities in accordance with the terms of the Debt Securities and the Indenture.

  The Company will maintain in each Place of Payment for such series an office or agency where Debt Securities of that series may be presented or surrendered for payment, where Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of that series and the Indenture may be served.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the applicable Prospectus Supplement relating to such series. Global Securities will be in registered form and may be issued in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                          DESCRIPTION OF COMMON STOCK

  The authorized capital stock of the Company consists of 75 million shares of Common Stock. There are 57,968,919 shares of Common Stock outstanding. Holders of the Common Stock are entitled to dividends when and as declared by the Company's Board of Directors. Holders have one vote per share and the right to the net assets in liquidation after payment of any amounts due to creditors. Holders are not liable for further calls or assessments by the Company. There are no sinking fund or redemption provisions relating to the Common Stock. The Common Stock has noncumulative voting rights, which means that the holders of a majority of the shares voting for the election of directors can elect 100% of the directors if they choose to do so.

  The Company's Certificate of Incorporation provides that if and when the Company shall become, and so long as the Company shall remain, a publicly traded holding company as defined in the New Jersey Casino Control Act (hereinafter "Act"), in accordance with the Act, all securities of the Company shall be held subject to the condition that if a holder thereof is disqualified by the New Jersey Casino Control Commission (the "New Jersey Commission") pursuant to the Act ("Disqualified Holder"), such Disqualified Holder shall dispose of his interest in the securities, including any Common Stock, within 120 days (or such other time period required by the New Jersey Commission) following the Company's receipt of notice (the "Notice Date") of such

Disqualified Holder. Promptly following the Notice Date, the Company is required to deliver a copy of such written notice to the Disqualified Holder by personal delivery, mail or any other reasonable means.

  The Company's Certificate of Incorporation also provides that so long as the Company holds (directly or indirectly) a license or franchise from a governmental agency to conduct its business, which license or franchise is conditioned upon some or all of the holders of the Common Stock possessing prescribed qualifications, any and all shares of the Common Stock shall be subject to redemption by the Company, at its sole option and in its sole discretion, to the extent necessary to prevent the loss of such license or franchise or to reinstate it. Any shares of the Common Stock redeemable pursuant to such provision may be called for redemption immediately for cash, property or rights, including securities of the Company or another corporation, on not less than five (5) days notice to the holders thereof at a redemption price equal to the average closing price of such stock on a national securities exchange for the 45 trading days immediately preceding the date of the redemption notice; or if such stock is not so traded, then the average of the high and low closing bid price of the stock as quoted by the National Association of Securities Dealers Automated Quotation system for such 45 trading day period; or if such stock is not so quoted, the redemption price shall be determined in good faith by the Board of Directors.

  The Transfer Agent and Registrar for the Common Stock is ChaseMellon Shareholder Services, LLC, 400 S. Hope Street, Los Angeles, California 90071.

                              SELLING STOCKHOLDER

  In May 1995, the Company and MGM Grand Hotel, Inc. entered into a Promotion Agreement with Don King Productions, Inc. ("DKP"), pursuant to which, among other things, MGM Grand Las Vegas obtained the exclusive right to present six of Mike Tyson's fights. In addition, pursuant to the Promotion Agreement, the Company made a non-interest bearing working capital advance of $15 million to DKP and sold DKP 618,557 shares of Common Stock for an aggregate purchase price of $15 million. Certain terms of the Promotion Agreement were amended by a Trust Agreement dated as of October 23, 1996, pursuant to which record and beneficial ownership (including all voting rights) of such shares were assigned and transferred to the Selling Stockholder, the law firm of Lionel Sawyer & Collins, as trustee, and the maturity date for the working capital advance was extended to March 31, 1998. Under the Trust Agreement, the Company has the right to determine whether and when such shares may be sold. The Selling Stockholder owns no shares of Common Stock other than the 618,557 shares indicated in this Prospectus.

                             PLAN OF DISTRIBUTION

  The Company and the Selling Stockholder may sell the Offered Securities being offered hereby: (i) directly to one or more purchasers; (ii) through agents; (iii) through one or more dealers; (iv) through one or more underwriters; or (v) through a combination of any such methods of sale. The distribution of the Offered Securities pursuant to any applicable Prospectus Supplement may be effected from time to time in one or more transactions either: (i) at a fixed price or prices which may be changed; (ii) at market prices prevailing at the time of sale; (iii) at prices related to such prevailing market prices; or (iv) at negotiated prices.

  Up to 618,557 shares of Common Stock may be offered and sold from time to time by the Selling Stockholder. The Prospectus Supplement relating to any shares of Common Stock offered by the Selling Stockholder will set forth the number of shares of Common Stock offered, as well as the number of shares of Common Stock and percentage of such class which will be owned by the Selling Stockholder upon completion of such offering.

  Offers to purchase Offered Securities may be solicited directly by the Company and/or the Selling Stockholder. Offers to purchase Offered Securities may also be solicited by agents designated by the Company and/or the Selling Stockholder from time to time. Any such agent, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement.

  If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, the Company and/or the Selling Stockholder will sell such Offered Securities to the dealer, as principal. The dealer, who may be deemed to be an "underwriter" as that term is defined in the Securities Act, may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale.

  If an underwriter is, or underwriters are, utilized in the sale, the Company and/or the Selling Stockholder will execute an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters will be set forth in the applicable Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered to the public. In connection with the sale of Offered Securities, such underwriters may be deemed to have received compensation from the Company and/or the Selling Stockholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agents. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriting compensation paid by the Company and/or the Selling Stockholder to underwriters in connection with the offering of Offered Securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in the applicable Prospectus Supplement.

  Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company, to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

  If so indicated in the applicable Prospectus Supplement, the Company and/or the Selling Stockholder will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase Offered Securities from the Company or the Selling Stockholder pursuant to contracts providing for payment and delivery on a future date or dates set forth in the applicable Prospectus Supplement. Institutions with which such contracts may be made may include, but are not limited to, commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchaser under any such contract will not be subject to any conditions except that (a) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject and (b) if the Offered Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect to the validity or performance of such contracts. The Prospectus Supplement relating to such contracts will set forth the price to be paid for Offered Securities pursuant to such contracts, the commissions payable for solicitation of such contracts and the date or dates in the future for delivery of Offered Securities pursuant to such contracts.

  The anticipated date of delivery of Offered Securities will be set forth in the applicable Prospectus Supplement relating to each offer.

                                 LEGAL MATTERS

  Certain legal matters in connection with the validity of the Offered Securities will be passed upon for the Company by Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP, Los Angeles, California. Terry N. Christensen, a director of the Company, is a partner of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP. Certain legal matters relating to the Offered Securities will be passed upon for any underwriters, dealers or agents by Gibson, Dunn & Crutcher LLP, Los Angeles, California.

                                    EXPERTS

  The consolidated financial statements and supplemental schedule of the Company included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, and incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following is a statement of estimated fees and expenses, other than underwriting discounts and commissions, payable or reimbursable by MGM Grand, Inc. in connection with the issuance and distribution of the Offered Securities, subject to future contingencies.

      SEC registration fee.......................................... $  181,818
      Legal fees and expenses.......................................    250,000
      Accountants' fees and expenses................................    150,000
      Printing and shipping.........................................    100,000
      Blue Sky qualification fees and expenses......................     25,000
      Listing fees..................................................    100,000
      Trustee fees..................................................     50,000
      Miscellaneous.................................................    143,182
                                                                     ----------
      Total......................................................... $1,000,000
                                                                     ==========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

  Section 145 of the Delaware General Corporation Law (the "Delaware Law") provides that a Delaware corporation may indemnify any person against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred by any such person in connection with a threatened, pending or completed action, suit or proceeding in which he is involved by reason of the fact that he is or was a director, officer, employee or agent of such corporation, provided that (i) he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and (ii) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. If the action or suit is by or in the name of the corporation, the corporation may indemnify any such person against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit is brought determines upon application that, despite the adjudication of liability but in light of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense as the court deems proper.

  Article II, Section 12 of the Bylaws of MGM Grand, Inc. provides for indemnification of persons to the extent permitted by the Delaware General Corporation Law.

  In accordance with Section 102(b)(7) of the Delaware Law, the Certificate of Incorporation, as amended, of MGM Grand, Inc. limits the personal liability of its directors for violations of their fiduciary duty. The Certificate of Incorporation eliminates each director's liability to MGM Grand, Inc. or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to MGM Grand, Inc. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the Delaware law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence. This provision will not, however, limit in any way the liability of directors for violations of the Federal securities laws.

  Section 78.751 of the Nevada General Corporation Law ("Nevada Law") provides generally and in pertinent part that a Nevada corporation may indemnify its directors and officers against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil suit or action, except actions by or in the right of the corporation, or any administrative or investigative proceeding if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 78.751 further provides that, in connection with the defense or settlement of any action by or in the right of the corporation, a Nevada corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith, in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation. Section 78.751 further permits a Nevada corporation to grant its directors and officers additional rights of indemnification through by-law provisions and otherwise.

  The Articles of Incorporation of the Additional Subsidiary Guarantor Registrants organized under the laws of Nevada (collectively, the "Nevada Guarantors") and the By-Laws of the Nevada Guarantors provide that the Nevada Guarantors shall indemnify their respective directors and officers to the fullest extent permitted by Nevada Law.

  Section 78.037 of the Nevada Law provides that articles of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) under Section 78.300 of the Nevada Law (relating to liability for unlawful distributions). The Articles of Incorporation of the Nevada Guarantors contain such a provision.

  New Jersey Statutes Annotated ("N.J.S.A.") 14A:3-5 grants a corporation broad power to indemnify certain persons, including directors and officers, if they have acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, in a derivative action, if they have not been adjudged to be liable to the corporation (unless a court makes an exception to this requirement), or, in a criminal proceeding, if they had no reasonable cause to believe their conduct was unlawful. A director or officer must be indemnified against expenses to the extent that he has been successful in the defense of a claim. N.J.S.A. 14A:3-5 further provides that the foregoing provisions are not exclusive of any other rights to which those seeking indemnification may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders or otherwise, and grants a corporation the power to purchase and maintain insurance for a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his having been a director or officer, whether or not it would have the power to indemnify him against such expenses and liabilities under the foregoing provisions.

  The Articles of Incorporation and Bylaws of the Additional Subsidiary Guarantor Registrants organized under the laws of New Jersey provide that such Guarantors shall indemnify their respective directors and officers to the fullest extent permitted by New Jersey law.

  MGM Grand, Inc. carries Directors and Officers Liability Insurance Policies which are maintained in effect on a yearly basis.

  The above discussion of the Certificates or Articles of Incorporation and Bylaws of the Registrants, Sections 102(b)(7) and 145 of the Delaware Law, Sections 78.751 and 78.037 of the Nevada Law and N.J.S.A. 14A:3-5 is not intended to be exhaustive and is qualified in its entirety by such Certificates or Articles of Incorporation, Bylaws and statutes.

ITEM 16. EXHIBITS

  (a) The following is a list of exhibits filed herewith as a part of this Registration Statement:

   EXHIBIT
    NUMBER                        DESCRIPTION OF DOCUMENT
   -------                        -----------------------
    *(1)    Form of Underwriting Agreement
     (3)    Amendment to Certificate of Incorporation of MGM Grand, Inc. dated
            July 17, 1997
     (4.1)  Form of Indenture, including Form of Debt Securities
     (5)    Opinion of Christensen, Miller, Fink, Jacobs, Glaser, Weil &
            Shapiro, LLP
    *(8)    Opinion re tax matters
    *(10)   Amended and Restated Loan Agreement, dated as of July 17, 1997 between MGM Grand, Inc., as Borrower, MGM Grand Atlantic City,
            Inc., as Co-Borrower, Bank of America NT&SA, as administrative agent, and the banks named therein
     (12)   Computation of Ratio of Earnings to Fixed Charges
     (23.1) Consent of Arthur Andersen LLP
     (23.2) Consent of Christensen, Miller, Fink, Jacobs, Glaser, Weil &
            Shapiro, LLP (included in Exhibit 5)
     (24)   Power of Attorney (see pp. II-5, II-7 to II-20 hereof)
   **(25)   Statement of Eligibility of Trustee on Form T-1

--------
 * To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with the offering of the Offered Securities.
** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

ITEM 17. UNDERTAKINGS

  (a) The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

      (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

      (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

  (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Act, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (i) The undersigned Registrants hereby undertake that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (j) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (the "TIA") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the TIA.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS OF FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LAS VEGAS, STATE OF NEVADA, ON THE 21ST DAY OF JULY 1997.

                                          MGM GRAND, INC.

                                          By /s/ J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                             Chairman of the Board and Chief
                                                    Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of MGM Grand, Inc., do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

      /s/ J. TERRENCE LANNI          Chairman of the Board and       July 21, 1997
____________________________________ Chief Executive Officer
         J. Terrence Lanni           (Principal Executive
                                     Officer)



      /s/ ALEX YEMENIDJIAN           President, Chief Operating      July 21, 1997
____________________________________ Officer and Chief Financial
          Alex Yemenidjian           Officer and Director
                                     (Principal Financial and
                                     Accounting Officer)
       /s/ FRED BENNINGER            Vice Chairman of the Board      July 21, 1997
____________________________________
           Fred Benninger


       /s/ JAMES D. ALJIAN           Director                        July 21, 1997
____________________________________
          James D. Aljian

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----


/s/ TERRY N. CHRISTENSEN             Director                        July 21, 1997
____________________________________
   Terry N. Christensen



                                     Director                        July   , 1997
____________________________________
   Glenn A. Cramer



                                     Director                        July   , 1997
____________________________________
   Willie D. Davis



                                     Director                        July   , 1997
____________________________________
   Alexander M. Haig, Jr.



                                     Director                        July   , 1997
____________________________________
   Kirk Kerkorian



/s/ WALTER M. SHARP                  Director                        July 21, 1997
____________________________________
   Walter M. Sharp



       /s/ JEROME B. YORK            Director                        July 21, 1997
____________________________________
           Jerome B. York

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          MGM GRAND HOTEL, INC.

                                          By /s/    J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of MGM Grand Hotel, Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

         /s/ DANIEL M. WADE          President and Chief             July 22, 1997
   _________________________________ Operating Officer (Principal
            Daniel M. Wade           Executive Officer)

        /s/ DANIEL H. SCOTT          Senior Vice President and       July 22, 1997
____________________________________ Chief Financial
           Daniel H. Scott           Officer/Treasurer (Principal
                                     Financial and Accounting
                                     Officer)
       /s/ J. TERRENCE LANNI         Director                        July 22, 1997
____________________________________
          J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian

          /s/ DANIEL WADE            Director                        July 22, 1997
____________________________________
             Daniel Wade

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          MGM GRAND MOVIEWORLD, INC.

                                          By /s/    J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of MGM Grand Movieworld, Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

         /s/ DANIEL M. WADE          President and Chief             July 22, 1997
   _________________________________ Operating Officer (Principal
            Daniel M. Wade           Executive Officer)

        /s/ DANIEL H. SCOTT          Treasurer                       July 22, 1997
____________________________________ (Principal Financial and
           Daniel H. Scott           Accounting Officer)
       /s/ J. TERRENCE LANNI         Director                        July 22, 1997
____________________________________
          J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian
         /s/ DANIEL M. WADE          Director                        July 22, 1997
____________________________________
            Daniel M. Wade

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          GRAND LAUNDRY, INC.

                                          By /s/    J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of Grand Laundry, Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

         /s/ DANIEL M. WADE          President and Chief             July 22, 1997
   _________________________________ Operating Officer (Principal
            Daniel M. Wade           Executive Officer)

        /s/ DANIEL H. SCOTT          Treasurer                       July 22, 1997
____________________________________ (Principal Financial and
           Daniel H. Scott           Accounting Officer)
       /s/ J. TERRENCE LANNI         Director                        July 22, 1997
____________________________________
          J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian
         /s/ DANIEL M. WADE          Director                        July 22, 1997
____________________________________
            Daniel M. Wade

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          MGM GRAND MONORAIL, INC.

                                          By /s/    J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of MGM Grand Monorail, Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

         /s/ DANIEL M. WADE          President and Chief             July 22, 1997
   _________________________________ Operating Officer (Principal
            Daniel M. Wade           Executive Officer)

         /s/ SCOTT LANGSNER          Secretary/Treasurer             July 22, 1997
____________________________________ (Principal Financial and
            Scott Langsner           Accounting Officer)
       /s/ J. TERRENCE LANNI         Chairman                        July 22, 1997
____________________________________
          J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian
         /s/ DANIEL M. WADE          Director                        July 22, 1997
____________________________________
            Daniel M. Wade

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          MGM DIST., INC.

                                          By /s/    J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of MGM Dist., Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

         /s/ DANIEL M. WADE          President and Chief             July 22, 1997
   _________________________________ Operating Officer (Principal
            Daniel M. Wade           Executive Officer)

         /s/ SCOTT LANGSNER          Secretary/Treasurer             July 22, 1997
____________________________________ (Principal Financial and
            Scott Langsner           Accounting Officer)
       /s/ J. TERRENCE LANNI         Chairman                        July 22, 1997
____________________________________
          J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian
         /s/ DANIEL M. WADE          Director                        July 22, 1997
____________________________________
            Daniel M. Wade

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          DESTRON, INC.

                                          By /s/    J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of Destron, Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

         /s/ ROBERT V. MOON          President and Chief             July 22, 1997
   _________________________________ Operating Officer (Principal
            Robert V. Moon           Executive Officer)

         /s/ SCOTT LANGSNER          Secretary/Treasurer             July 22, 1997
____________________________________ (Principal Financial and
            Scott Langsner           Accounting Officer)
       /s/ J. TERRENCE LANNI         Chairman                        July 22, 1997
____________________________________
          J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian
         /s/ ROBERT V. MOON          Director                        July 22, 1997
____________________________________
            Robert V. Moon

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          DESTRON MARKETING, INC.

                                          By /s/    J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of Destron Marketing, Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

       /s/ J. TERRENCE LANNI         President                       July 22, 1997
   _________________________________ (Principal Executive
          J. Terrence Lanni          Officer)

         /s/ ROBERT V. MOON          Vice President and Treasurer    July 22, 1997
____________________________________ (Principal Financial and
            Robert V. Moon           Accounting Officer)
       /s/ J. TERRENCE LANNI         Chairman                        July 22, 1997
____________________________________
          J. Terrence Lanni
         /s/ ROBERT V. MOON          Director                        July 22, 1997
____________________________________
           Robert V. Moon
          /s/ DANIEL WADE            Director                        July 22, 1997
____________________________________
             Daniel Wade

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          MGM GRAND MERCHANDISING, INC.

                                          By /s/    J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of MGM Grand Merchandising, Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

           /s/ BOB BOWMAN            President                       July 22, 1997
____________________________________ (Principal Executive
             Bob Bowman              Officer)

         /s/ SCOTT LANGSNER          Secretary/Treasurer             July 22, 1997
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)
       /s/ J. TERRENCE LANNI         Chairman                        July 22, 1997
____________________________________
         J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          MGMG TRADING CO.

                                          By /s/    J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of MGMG Trading Co. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

           /s/ BOB BOWMAN            President & Chief Operating     July 22, 1997
____________________________________ Officer
             Bob Bowman              (Principal Executive
                                     Officer)

         /s/ SCOTT LANGSNER          Secretary/Treasurer             July 22, 1997
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)
       /s/ J. TERRENCE LANNI         Chairman                        July 22, 1997
____________________________________
         J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian
           /s/ BOB BOWMAN            Director                        July 22, 1997
____________________________________
             Bob Bowman

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          MGM GRAND ATLANTIC CITY, INC.

                                          By /s/    J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of MGM Grand Atlantic City, Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

       /s/ J. TERRENCE LANNI         Chairman and Chief Executive    July 22, 1997
____________________________________ Officer
         J. Terrence Lanni           (Principal Executive
                                     Officer)

        /s/ ALEX YEMENIDJIAN         President, Chief Operating      July 22, 1997
____________________________________ Officer & Chief Financial
          Alex Yemenidjian           Officer (Principal Financial
                                     and Accounting Officer)
       /s/ J. TERRENCE LANNI         Chairman                        July 22, 1997
____________________________________
         J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          FCR BOARDWALK, INC.

                                          By        J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of FCR Boardwalk, Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

        /s/ ALEX YEMENIDJIAN         President                       July 22, 1997
____________________________________ (Principal Executive
          Alex Yemenidjian           Officer)

         /s/ SCOTT LANGSNER          Secretary/Treasurer             July 22, 1997
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)
       /s/ J. TERRENCE LANNI         Chairman                        July 22, 1997
____________________________________
         J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          DANICA, INC.

                                          By        J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of Danica, Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

        /s/ ALEX YEMENIDJIAN         President                       July 22, 1997
____________________________________ (Principal Executive
          Alex Yemenidjian           Officer)

         /s/ SCOTT LANGSNER          Secretary/Treasurer             July 22, 1997
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)
       /s/ J. TERRENCE LANNI         Chairman                        July 22, 1997
____________________________________
         J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          MGM GRAND DEVELOPMENT, INC.

                                          By /s/    J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of MGM Grand Development, Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

      /s/ KENNETH A. ROSEVEAR        President & Chief Operating     July 22, 1997
____________________________________ Officer
        Kenneth A. Rosevear          (Principal Executive
                                     Officer)

         /s/ SCOTT LANGSNER          Secretary/Treasurer             July 22, 1997
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)
       /s/ J. TERRENCE LANNI         Chairman                        July 22, 1997
____________________________________
         J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian
      /s/ KENNETH A. ROSEVEAR        Director                        July 22, 1997
____________________________________
        Kenneth A. Rosevear

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 22nd day of July 1997.

                                          MGM GRAND DETROIT, INC.

                                          By /s/    J. TERRENCE LANNI
                                          _____________________________________
                                                    J. Terrence Lanni
                                                 Chief Executive Officer

                               POWER OF ATTORNEY

  We, the undersigned directors and officers of MGM Grand Detroit, Inc. do hereby constitute and appoint Alex Yemenidjian and Scott Langsner or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

        /s/ ALEX YEMENIDJIAN         President                       July 22, 1997
____________________________________ (Principal Executive
          Alex Yemenidjian           Officer)

         /s/ SCOTT LANGSNER          Secretary                       July 22, 1997
____________________________________ (Principal Financial and
           Scott Langsner            Accounting Officer)
       /s/ J. TERRENCE LANNI         Chairman                        July 22, 1997
____________________________________
         J. Terrence Lanni
        /s/ ALEX YEMENIDJIAN         Director                        July 22, 1997
____________________________________
          Alex Yemenidjian